EXHIBIT 23.1



                       Consent of Independent Accountants


               We consent to the use in this form 10-KSB of Worldwide PetroMoly, Inc. of our report on the financial statements of Worldwide PetroMoly, Inc. for the year ended June 30, 2001 and the period from inception to June 30, 2000 dated July 25, 2001.


               BKD, LLP

               /s/BKD, LLP

               Indianapolis, Indiana
               September 26, 2001